UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2010
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 – Other Events
The Board of Directors of SIFCO Industries, Inc. approved a stock repurchase program under which the Company is authorized to invest up to $1.0 million to purchase its outstanding common shares. The shares, when purchased, will be used for corporate purposes. These purchases can be made in the open market or in negotiated transactions from time to time, depending upon market conditions.
The Board believes that the recent market price of the common stock does not reflect the true value of the Company and, therefore, the repurchase program represents an attractive investment opportunity for the Company.
The Company issued a press release announcing such repurchase program, which press release is attached as an exhibit to this Report.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit 99. Press release of SIFCO Industries, Inc., dated June 7, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010	SIFCO Industries, Inc. (Registrant)
/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and Chief Financial Officer (Principal Financial Officer)